Exhibit 99.1

Moody's Corporation Reports Results for Second Quarter 2021

  Moody's Corporation 2Q 2021 revenue of $1.6 billion, up 8% from 2Q 2020
  Moody's Investors Service revenue of $980 million, up 4%; Moody’s Analytics revenue of $573 million, up 15%, excluding acquisitions up 13%
  2Q 2021 diluted EPS of $3.07, up 14% from 2Q 2020; adjusted diluted EPS1 of $3.22, up 15%
  FY 2021 diluted EPS and adjusted diluted EPS1 guidance ranges raised to $10.95 to $11.25 and $11.55 to $11.85, respectively

NEW YORK--(BUSINESS WIRE)--July 28, 2021--Moody's Corporation (NYSE: MCO) today announced results for the second quarter of 2021 and updated its full year 2021 outlook.

"Moody’s impressive second quarter 2021 results reflect the strong demand for our increasingly comprehensive suite of risk assessment offerings as we help our customers make better decisions about a wider range of risks,” said Rob Fauber, President and Chief Executive Officer of Moody’s. “This quarter, Moody’s Investors Service revenue grew in the mid-single-digit percent range, benefitting from economic tailwinds that supported increased leveraged finance and CLO activity. In Moody’s Analytics, continued demand for KYC and compliance solutions, as well as research and data feeds, drove mid-teens revenue growth. Due to our robust first half performance, we now forecast Moody’s full year 2021 revenue to increase in the low-double-digit percent range and are raising our full year 2021 adjusted diluted EPS guidance range to $11.55 to $11.85.”

SECOND QUARTER REVENUE UP 8%

Moody's Corporation reported revenue of $1.6 billion for the three months ended June 30, 2021, up 8% from the prior-year period. Foreign currency translation favorably impacted Moody's revenue by 3%.

Moody's Investors Service (MIS) Second Quarter Revenue Up 4%

Revenue for MIS for the second quarter of 2021 was $980 million, up 4% from the prior-year period. Foreign currency translation favorably impacted MIS revenue by 2%. The MIS adjusted operating margin was 66.3%.

Corporate finance revenue was $550 million, down 4% from the prior-year period. Opportunistic refinancing of existing debt and M&A-related issuance from U.S. and EMEA leveraged finance issuers was offset by a decline in global investment grade activity as compared to a historically strong second quarter in 2020.

Financial institutions revenue was $150 million, up 6% from the prior-year period, as infrequent EMEA bank issuers took advantage of low interest rates and tight spreads in order to refinance existing debt.

Public, project and infrastructure finance revenue was $130 million, down 2% from the prior-year period, as increased non-U.S. project and infrastructure activity was offset by a reduction in U.S. infrastructure supply.

Structured finance revenue was $140 million, up 73% from the prior-year period. Favorable market conditions, including tight spreads, drove an increase in collateralized loan obligation (CLO) refinancing activity, as well as commercial mortgage-backed security (CMBS) issuance.

Moody's Analytics (MA) Second Quarter Revenue Up 15%

Revenue for MA for the second quarter of 2021 was $573 million, up 15% from the prior-year period. Recurring revenue grew 18% and comprised 93% of total MA revenue, up from 92% in the prior-year period. Organic MA revenue1 was $560 million, up 13%, and excluded the impact of acquisitions completed in the prior twelve months. Foreign currency translation favorably impacted total MA revenue by 5%. The MA adjusted operating margin was 31.8%.

Research, Data and Analytics (RD&A) revenue was $435 million, up 19% from the prior-year period. Organic RD&A revenue1 was $425 million, up 16%, and excluded revenue from the acquisitions of Acquire Media, Catylist and Cortera. This increase was driven by robust demand for KYC and compliance solutions, as well as strong retention and sales growth in research and data feeds.

Enterprise Risk Solutions (ERS) revenue was $138 million, up 5% from the prior-year period. Revenue growth continued to be driven by sales of subscription-based solutions to banking, insurance and asset management customers. ERS recurring revenue was $122 million, up 16% from the prior-year period. Organic ERS revenue1 was $135 million, up 3%, and excluded revenue from the acquisition of ZM Financial Systems.

SECOND QUARTER OPERATING EXPENSES AND OPERATING INCOME

Second quarter 2021 operating expenses for Moody's Corporation totaled $752 million, up 4% from the prior-year period. Foreign currency translation unfavorably impacted operating expenses by 3%. Higher incentive and stock compensation accruals, as well as operating costs from recent acquisitions were offset by ongoing cost efficiency initiatives and lower legal accruals.

Operating income of $801 million was up 13% from the second quarter of 2020. Adjusted operating income1 of $861 million was up 12% from the prior-year period, and excluded depreciation and amortization and restructuring charges. Foreign currency translation favorably impacted both operating income and adjusted operating income1 by 3%. Moody's operating margin was 51.6% and the adjusted operating margin1 was 55.4%.

Moody’s effective tax rate for the second quarter of 2021 was 23.9%, up from 23.6% in the prior-year period.

FIRST HALF REVENUE UP 16%

Moody’s Corporation reported revenue of $3.2 billion for the first half of 2021, up 16% from the prior-year period. Foreign currency translation favorably impacted Moody’s revenue by 3%.

MIS revenue totaled $2.0 billion, up 16% from the prior-year period. Foreign currency translation favorably impacted MIS revenue by 3%. The MIS adjusted operating margin was 67.0%.

MA revenue totaled $1.1 billion, up 15% from the prior-year period. Organic MA revenue1 was $1.1 billion, up 11%, and excluded the impact of acquisitions completed in the prior twelve months. Foreign currency translation favorably impacted MA revenue by 5%. The MA adjusted operating margin was 32.3%.

FIRST HALF OPERATING EXPENSES UP 5%

Operating expenses for Moody’s Corporation in the first half of 2021 totaled $1.5 billion, up 5% compared to the prior-year period. Foreign currency translation unfavorably impacted operating expenses by 3%. Ongoing expense efficiency initiatives helped to offset growth from higher incentive and stock compensation accruals, as well as operating costs from recent acquisitions and strategic investments.

Operating income of $1.7 billion was up 27% as compared to the first half of 2020. Adjusted operating income1 of $1.8 billion was up 25% from the prior-year period. Foreign currency translation favorably impacted Moody’s operating income and adjusted operating income1 by 4% each. Moody’s operating margin was 52.5% and the adjusted operating margin1 was 56.3%.

The effective tax rate for the first half of 2021 was 19.0%, flat compared to the prior-year period.

Diluted EPS of $6.98 was up 32% from the first half of 2020. Adjusted diluted EPS1 of $7.28 was up 31%. Both first half diluted EPS and adjusted diluted EPS1 included a $0.14 per share tax benefit related to employee share-based compensation, compared to a $0.24 per share tax benefit in the first half of 2020.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Stockholders

During the second quarter of 2021, Moody's repurchased approximately 1.1 million shares at a total cost of $371 million, or an average cost of $329.44 per share, and issued net 0.2 million shares as part of its employee stock-based compensation programs. The net amount includes shares withheld for employee payroll taxes. Moody's returned $116 million to its stockholders via dividend payments during the second quarter of 2021.

Over the first half of 2021, Moody’s repurchased 1.6 million shares at a total cost of $503 million, or an average cost of $318.03 per share, and issued net 0.7 million shares as part of its employee stock-based compensation programs.

Moody’s returned $232 million to its shareholders via dividend payments during the first half of 2021. On July 27, 2021, the Board of Directors declared a regular quarterly dividend of $0.62 per share of MCO Common Stock. The dividend will be payable on September 10, 2021 to stockholders of record at the close of business on August 20, 2021.

Outstanding shares as of June 30, 2021 totaled 186.2 million, down 1% from June 30, 2020. As of June 30, 2021, Moody's had approximately $1.3 billion of share repurchase authority remaining.

Sources of Capital and Cash Flow Generation

At quarter-end, Moody's had $6.4 billion of outstanding debt and an undrawn $1.0 billion revolving credit facility. Total cash, cash equivalents and short-term investments at quarter-end were $2.9 billion, up from $2.7 billion on December 31, 2020.

Cash flow from operations for the first six months of 2021 was $1.3 billion and free cash flow1 was $1.2 billion.

ASSUMPTIONS AND OUTLOOK FOR FULL YEAR 2021

Moody’s updated outlook for 2021 reflects numerous assumptions about many factors that could affect its business based on information reviewed by management through and as of today’s date, including observations and assumptions regarding the impact of COVID-19, the responses to the pandemic by governments, regulators, businesses and individuals, as well as the effects on interest rates, foreign currency exchange rates, capital markets’ liquidity and activity in different sectors of the debt markets. The outlook also reflects assumptions about both general economic conditions and GDP growth in the U.S. and Euro area, as well as the company’s own operations and personnel.

The outlook as of July 28, 2021 incorporates various macroeconomic assumptions including: (a) full year 2021 U.S. and Euro area GDPs to expand by approximately 6% - 7% and 4% - 5%, respectively; (b) U.S. high yield interest rate spreads to remain below the historical average of approximately 500 bps; (c) U.S. unemployment to decline to under 5%; and (d) the global high yield default rate to fall below 2% by the end of 2021.

Moody's ratings revenue guidance now assumes MIS's full year global rated issuance increases in the low-single-digit percent range.

While the duration and severity of the COVID-19 crisis are unknown, the company has operated effectively to date and Moody’s outlook assumes that the company continues to not experience any material negative impact on its ability to conduct its operations as a result of COVID-19. The implications of COVID-19, or other situations or developments, could affect these and many other factors that also could cause actual results to differ materially from Moody’s outlook.

These assumptions are subject to uncertainty, and actual full year 2021 results could differ materially from Moody’s current outlook. In addition, Moody’s guidance assumes foreign currency translation. Specifically, our forecast reflects exchange rates for the British pound (£) of $1.38 to £1 and for the euro (€) of $1.19 to €1 for the remainder of the year.

Full year 2021 guidance assumes share repurchases of approximately $1.5 billion, subject to available cash, market conditions and other ongoing capital allocation decisions.

Full year 2021 diluted EPS is projected to be $10.95 to $11.25. The company expects full year 2021 adjusted diluted EPS1 to be $11.55 to $11.85.

A full summary of Moody's guidance as of July 28, 2021, is included in Table 12 - 2021 Outlook at the end of this press release.

CONFERENCE CALL

Moody's will hold a conference call to discuss second quarter 2021 results, as well as its 2021 outlook on July 28, 2021, at 11:30 a.m. Eastern Time ("ET"). Individuals within the U.S. and Canada can access the call by dialing +1-877-400-0505. Other callers should dial +1-720-452-9084. Please dial in to the call by 11:20 a.m. ET. The passcode for the call is 2201987.

The teleconference will also be webcast with an accompanying slide presentation which can be accessed through Moody's Investor Relations website, ir.moodys.com within "Events & Presentations". The webcast will be available until 3:30 p.m. ET on August 26, 2021.

A replay of the teleconference will be available from 3:30 p.m. ET, July 28, 2021 until 3:30 p.m. ET, August 26, 2021. The replay can be accessed from within the United States and Canada by dialing +1-888-203-1112. Other callers can access the replay at +1-719-457-0820. The replay confirmation code is 2201987.

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ABOUT MOODY'S CORPORATION

Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With over 11,500 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for the business and operations of Moody’s Corporation (the “Company”) that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information in this release are made as of the date hereof and the Company undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying examples of factors, risks and uncertainties that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the impact of COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and GDP in the U.S. and worldwide, and on the Company’s own operations and personnel. Many other factors could cause actual results to differ from Moody’s outlook, including credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates and other volatility in the financial markets such as that due to Brexit and uncertainty as companies transition away from LIBOR; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to Moody’s Investors Service’s rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which the Company may be subject from time to time; U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of the Company’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if the Company fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which the Company operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of the Company to successfully integrate such acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are currently, or in the future could be, amplified by the COVID-19 outbreak, and are described in greater detail under “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2020 and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it.

1 Refer to tables at the end of this press release for a reconciliation to U.S. GAAP of all adjusted and organic measures.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions, except per share amounts	2021	2020	2021	2020

Revenue	$1,553	$1,435	$3,153	$2,725

Expenses:
Operating	365	362	758	702
Selling, general and administrative	327	307	620	608
Depreciation and amortization	60	58	119	107
Restructuring	—	(2)	2	(3)
Loss pursuant to the divestiture of MAKS	—	—	—	9
Total expenses	752	725	1,499	1,423

Operating income	801	710	1,654	1,302
Non-operating (expense) income, net
Interest expense, net	(49)	(60)	(56)	(100)
Other non-operating income (expense), net	6	16	22	28
Total non-operating income (expense), net	(43)	(44)	(34)	(72)
Income before provision for income taxes	758	666	1,620	1,230
Provision for income taxes	181	157	307	234
Net income	577	509	1,313	996
Less: net income (loss) attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to Moody's Corporation	$577	$509	$1,313	$997

Earnings per share attributable to Moody's common shareholders
Basic	$3.09	$2.71	$7.02	$5.31
Diluted	$3.07	$2.69	$6.98	$5.27

Weighted average number of shares outstanding
Basic	186.7	187.7	187.0	187.6
Diluted	187.9	189.0	188.2	189.3

Table 2 - Supplemental Revenue Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2021	2020	2021	2020

Moody's Investors Service
Corporate Finance	$550	$572	$1,155	$1,025
Financial Institutions	150	142	312	267
Public, Project and Infrastructure Finance	130	133	273	242
Structured Finance	140	81	256	177
MIS Other	10	10	20	21
Intersegment revenue	42	35	82	72
Sub-total MIS	1,022	973	2,098	1,804
Eliminations	(42)	(35)	(82)	(72)
Total MIS revenue - external	980	938	2,016	1,732

Moody's Analytics
Research, Data and Analytics	435	366	854	724
Enterprise Risk Solutions	138	131	283	269
Intersegment revenue	2	2	4	4
Sub-total MA	575	499	1,141	997
Eliminations	(2)	(2)	(4)	(4)
Total MA revenue - external	573	497	1,137	993

Total Moody's Corporation revenue	$1,553	$1,435	$3,153	$2,725

Moody's Corporation revenue by geographic area
United States	$831	$837	$1,716	$1,551
Non-U.S.	722	598	1,437	1,174

	$1,553	$1,435	$3,153	$2,725

Table 3 - Selected Consolidated Balance Sheet Data (Unaudited)

	June 30, 2021	December 31, 2020
Amounts in millions

Cash and cash equivalents	$2,809	$2,597
Short-term investments	88	99
Total current assets	4,734	4,509
Operating lease right-of-use assets	357	393
Non-current assets	7,818	7,900
Total assets	12,552	12,409
Total current liabilities	2,050	2,222
Total debt	6,355	6,422
Total operating lease liabilities (1)	478	521
Other long-term liabilities	1,381	1,575
Total shareholders' equity	2,380	1,763

Total liabilities and shareholders' equity	12,552	12,409

Actual number of shares outstanding	186.2	187.1
(1) The June 30, 2021 and December 31, 2020 amounts include $92 million and $94 million of current operating lease liabilities, respectively.

Table 4 - Selected Consolidated Balance Sheet Data (Unaudited) Continued

Total debt consists of the following:	June 30, 2021
Amounts in millions	Principal Amount	Fair Value of Interest Rate Swaps (1)	Unamortized (Discount) Premium	Unamortized Debt Issuance Costs	Carrying Value
Notes Payable:
4.50% 2012 Senior Notes, due 2022	$500	$10	$—	$—	$510
4.875% 2013 Senior Notes, due 2024	500	—	(1)	(1)	498
5.25% 2014 Senior Notes, due 2044	600	—	3	(5)	598
1.75% 2015 Senior Notes, due 2027	593	—	—	(2)	591
2.625% 2017 Senior Notes, due 2023	500	9	—	(1)	508
3.25% 2017 Senior Notes, due 2028	500	18	(4)	(3)	511
4.25% 2018 Senior Notes, due 2029	400	—	(2)	(3)	395
4.875% 2018 Senior Notes, due 2048	400	—	(6)	(4)	390
0.950% 2019 Senior Notes, due 2030	889	—	(3)	(6)	880
3.75% 2020 Senior Notes, due 2025	700	(5)	(1)	(4)	690
3.25% 2020 Senior Notes, due 2050	300	—	(4)	(3)	293
2.55% 2020 Senior Notes, due 2060	500	—	(4)	(5)	491
Total long-term debt	$6,382	$32	$(22)	$(37)	$6,355

	December 31, 2020
	Principal Amount	Fair Value of Interest Rate Swaps (1)	Unamortized (Discount) Premium	Unamortized Debt Issuance Costs	Carrying Value
Notes Payable:
4.50% 2012 Senior Notes, due 2022	$500	$14	$(1)	$(1)	$512
4.875% 2013 Senior Notes, due 2024	500	—	(1)	(1)	498
5.25% 2014 Senior Notes, due 2044	600	—	3	(5)	598
1.75% 2015 Senior Notes, due 2027	612	—	—	(2)	610
2.625% 2017 Senior Notes, due 2023	500	12	—	(2)	510
3.25% 2017 Senior Notes, due 2028	500	31	(4)	(3)	524
4.25% 2018 Senior Notes, due 2029	400	—	(3)	(3)	394
4.875% 2018 Senior Notes, due 2048	400	—	(6)	(4)	390
0.950% 2019 Senior Notes, due 2030	918	—	(3)	(6)	909
3.75% 2020 Senior Note, due 2025	700	(1)	(1)	(5)	693
3.25% 2020 Senior Note, due 2050	300	—	(4)	(3)	293
2.55% 2020 Senior Note, due 2060	500	—	(4)	(5)	491
Total long-term debt	$6,430	$56	$(24)	$(40)	$6,422

(1) The Company has entered into fixed-to-floating interest rate swaps on certain of its fixed rate debt. These amounts represent the cumulative amount of fair value hedging adjustments included in the carrying amount of the hedged debt.

Table 5 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Amounts in millions

Interest:
Expense on borrowings	$(41)	$(48)	$(82)	$(79)
Income	1	3	4	7
UTPs and other tax related liabilities (1)	(5)	(10)	30	(18)
Net periodic pension costs - interest component	(4)	(5)	(8)	(10)
Total interest expense, net	$(49)	$(60)	$(56)	$(100)
Other non-operating income (expense), net:
FX gain/(loss)	$2	$(8)	$—	$5
Net periodic pension costs - other components (2)	(3)	4	1	7
Income from investments in non-consolidated affiliates	1	3	9	—
Other	6	17	12	16
Other non-operating income (expense), net	6	16	22	28
Total non-operating (expense) income, net	$(43)	$(44)	$(34)	$(72)

(1) The amount for the six months ended June 30, 2021 includes a $40 million benefit pursuant to the resolution of tax matters.
(2) The amounts for the three and six months ended June 30, 2021 include a $7 million loss related to a settlement of pension obligations.

Table 6 - Financial Information by Segment (Unaudited)

The table below presents revenue, operating income and adjusted operating income by reportable segment. The Company defines adjusted operating income as operating income excluding: i) depreciation and amortization; ii) restructuring; and iii) a loss pursuant to the divestiture of MAKS.

	Three Months Ended June 30,
	2021				2020
Amounts in millions	MIS	MA	Eliminations	Consolidated	MIS	MA	Eliminations	Consolidated
Revenue	$1,022	$575	$(44)	$1,553	$973	$499	$(37)	$1,435
Total expense	362	434	(44)	752	369	393	(37)	725
Operating income	$660	$141	$—	$801	$604	$106	$—	$710
Add:
Depreciation and amortization	18	42	—	60	19	39	—	58
Restructuring	—	—	—	—	—	(2)	—	(2)
Adjusted Operating Income	$678	$183	$—	$861	$623	$143	$—	$766

Operating margin	64.6%	24.5%		51.6%	62.1%	21.2%		49.5%
Adjusted Operating Margin	66.3%	31.8%		55.4%	64.0%	28.7%		53.4%

	Six Months Ended June 30,
	2021				2020
Amounts in millions	MIS	MA	Eliminations	Consolidated	MIS	MA	Eliminations	Consolidated
Revenue	$2,098	$1,141	$(86)	$3,153	$1,804	$997	$(76)	$2,725
Total Expense	728	857	(86)	1,499	712	787	(76)	1,423
Operating income	$1,370	$284	$—	$1,654	$1,092	$210	$—	$1,302
Add:
Depreciation and amortization	36	83	—	119	35	72	—	107
Restructuring	—	2	—	2	(1)	(2)	—	(3)
Loss pursuant to the divestiture of MAKS	—	—	—	—	—	9	—	9
Adjusted Operating Income	$1,406	$369	$—	$1,775	$1,126	$289	$—	$1,415

Operating margin	65.3%	24.9%		52.5%	60.5%	21.1%		47.8%
Adjusted Operating Margin	67.0%	32.3%		56.3%	62.4%	29.0%		51.9%

Table 7 - Transaction and Recurring Revenue (Unaudited)

The tables below summarize the split between transaction and recurring revenue. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance and other one-time fees while recurring revenue represents the recurring monitoring of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services and recurring revenue represents subscription-based revenues. In the MA segment, transaction revenue represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, training and certification services, and research and analytical engagements. Recurring revenue in MA represents subscription-based revenues and software maintenance revenue.

	Three Months Ended June 30,
Amounts in millions	2021			2020
	Transaction	Recurring	Total	Transaction	Recurring	Total
Corporate Finance	$427	$123	$550	$457	$115	$572
	78%	22%	100%	80%	20%	100%
Financial Institutions	$79	$71	$150	$76	$66	$142
	53%	47%	100%	54%	46%	100%
Public, Project and Infrastructure Finance	$88	$42	$130	$96	$37	$133
	68%	32%	100%	72%	28%	100%
Structured Finance	$92	$48	$140	$35	$46	$81
	66%	34%	100%	43%	57%	100%
MIS Other	$—	$10	$10	$—	$10	$10
	—%	100%	100%	—%	100%	100%
Total MIS	$686	$294	$980	$664	$274	$938
	70%	30%	100%	71%	29%	100%
Research, Data and Analytics	$22	$413	$435	$16	$350	$366
	5%	95%	100%	4%	96%	100%
Enterprise Risk Solutions	$16	$122	$138	$26	$105	$131
	12%	88%	100%	20%	80%	100%
Total MA	$38	$535	$573	$42	$455	$497
	7%	93%	100%	8%	92%	100%
Total Moody's Corporation	$724	$829	$1,553	$706	$729	$1,435
	47%	53%	100%	49%	51%	100%

Table 7 - Transaction and Recurring Revenue (Unaudited) Continued

	Six Months Ended June 30,
Amounts in millions	2021			2020
	Transaction	Recurring	Total	Transaction	Recurring	Total
Corporate Finance	$914	$241	$1,155	$795	$230	$1,025
	79%	21%	100%	78%	22%	100%
Financial Institutions	$169	$143	$312	$136	$131	$267
	54%	46%	100%	51%	49%	100%
Public, Project and Infrastructure Finance	$188	$85	$273	$165	$77	$242
	69%	31%	100%	68%	32%	100%
Structured Finance	$158	$98	$256	$85	$92	$177
	62%	38%	100%	48%	52%	100%
MIS Other	$2	$18	$20	$2	$19	$21
	10%	90%	100%	10%	90%	100%
Total MIS	$1,431	$585	$2,016	$1,183	$549	$1,732
	71%	29%	100%	68%	32%	100%
Research, Data and Analytics	$42	$812	$854	$34	$690	$724
	5%	95%	100%	5%	95%	100%
Enterprise Risk Solutions	$39	$244	$283	$58	$211	$269
	14%	86%	100%	22%	78%	100%
Total MA	$81	$1,056	$1,137	$92	$901	$993
	7%	93%	100%	9%	91%	100%
Total Moody's Corporation	$1,512	$1,641	$3,153	$1,275	$1,450	$2,725
	48%	52%	100%	47%	53%	100%

Table 8 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)

The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on the operating performance of Moody’s. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring; and iii) a loss pursuant to the divestiture of MAKS. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges are excluded as the frequency and magnitude of these charges may vary widely across periods and companies. The loss pursuant to the divestiture of MAKS is excluded as the frequency and magnitude of divestiture activity may vary widely from period to period and across companies.

Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2021	2020	2021	2020
Operating income	$801	$710	$1,654	$1,302
Depreciation and amortization	60	58	119	107
Restructuring	—	(2)	2	(3)
Loss pursuant to the divestiture of MAKS	—	—	—	9
Adjusted Operating Income	$861	$766	$1,775	$1,415
Operating margin	51.6%	49.5%	52.5%	47.8%
Adjusted Operating Margin	55.4%	53.4%	56.3%	51.9%

Table 9 - Free Cash Flow (Unaudited)

The table below reflects a reconciliation of the Company's net cash flows from operating activities to free cash flow. The Company defines free cash flow as net cash provided by operating activities minus payments for capital additions. Management deems capital expenditures essential to the Company's product and service innovations and maintenance of Moody's operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody's cash flow. Management believes that free cash flow is a useful metric in assessing the Company's cash flows to service debt, pay dividends and to fund acquisitions and share repurchases.

	Six Months Ended June 30,
Amounts in millions	2021	2020
Net cash provided by operating activities	$1,270	$977
Capital additions	(44)	(62)
Free Cash Flow	$1,226	$915
Net cash used in investing activities	$(251)	$(823)
Net cash (used in) provided by financing activities	$(792)	$123

Table 10 - Organic Revenue and Growth Measures (Unaudited)

The Company presents organic revenue and organic revenue growth because management deems this metric to be a useful measure which provides additional perspective in assessing the revenue growth excluding the inorganic revenue impacts from certain acquisition activity. The following table details the period of operations excluded from each acquisition to determine organic revenue.

Period excluded to determine organic revenue growth
Acquisition	Acquisition Date	Q2	YTD
Regulatory DataCorp	February 13, 2020	-	January 1, 2021 - February 12, 2021
Acquire Media	October 21, 2020	April 1, 2021 - June 30, 2021	January 1, 2021 - June 30, 2021
ZM Financial Systems	December 7, 2020	April 1, 2021 - June 30, 2021	January 1, 2021 - June 30, 2021
Catylist	December 30, 2020	April 1, 2021 - June 30, 2021	January 1, 2021 - June 30, 2021
Cortera	March 19, 2021	April 1, 2021 - June 30, 2021	March 19, 2021 - June 30, 2021

Below is a reconciliation of MA's reported revenue and growth rates to its organic revenue and organic growth rates:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2021	2020	Change	Growth	2021	2020	Change	Growth
MA revenue	$573	$497	$76	15%	$1,137	$993	$144	15%
Regulatory DataCorp	—	—	—		(8)	—	(8)
Acquire Media	(5)	—	(5)		(12)	—	(12)
ZM Financial Systems	(3)	—	(3)		(5)	—	(5)
Catylist	(2)	—	(2)		(4)	—	(4)
Cortera	(3)	—	(3)		(3)	—	(3)
Organic MA revenue	$560	$497	$63	13%	$1,105	$993	$112	11%

	Three Months Ended June 30,
Amounts in millions	2021	2020	Change	Growth
RD&A revenue	$435	$366	$69	19%
Acquire Media	(5)	—	(5)
Catylist	(2)	—	(2)
Cortera	(3)	—	(3)
Organic RD&A revenue	$425	$366	$59	16%

	Three Months Ended June 30,
Amounts in millions	2021	2020	Change	Growth
ERS revenue	$138	$131	$7	5%
ZM Financial Systems	(3)	—	(3)
Organic ERS revenue	$135	$131	$4	3%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)

The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on the operating performance of Moody’s. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges; and iii) a loss pursuant to the divestiture of MAKS.

The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges are excluded as the frequency and magnitude of these charges may vary widely across periods and companies. The loss pursuant to the divestiture of MAKS is excluded as the frequency and magnitude of divestiture activity may vary widely from period to period and across companies.

The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.

Below is a reconciliation of this measure to its most directly comparable U.S. GAAP amount:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2021		2020		2021		2020
Net income attributable to Moody's common shareholders		$577		$509		$1,313		$997
Pre-tax Acquisition-Related Intangible Amortization Expenses	$36		$31		$71		$59
Tax on Acquisition-Related Intangible Amortization Expenses	(8)		(7)		(16)		(13)
Net Acquisition-Related Intangible Amortization Expenses		28		24		55		46
Pre-tax restructuring	$—		$(2)		$2		$(3)
Tax on restructuring	—		1		—		1
Net restructuring		—		(1)		2		(2)
Loss pursuant to the divestiture of MAKS		—		—		—		9
Adjusted Net Income		$605		$532		$1,370		$1,050

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited) Continued

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
Diluted earnings per share attributable to Moody's common shareholders		$3.07		$2.69		$6.98		$5.27
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.19		$0.16		$0.38		$0.31
Tax on Acquisition-Related Intangible Amortization Expenses	(0.04)		(0.03)		(0.09)		(0.07)
Net Acquisition-Related Intangible Amortization Expenses		0.15		0.13		0.29		0.24
Pre-tax restructuring	$—		$(0.01)		$0.01		$(0.02)
Tax on restructuring	—		—		—		0.01
Net restructuring		—		(0.01)		0.01		(0.01)
Loss pursuant to the divestiture of MAKS		—		—		—		0.05
Adjusted Diluted EPS		$3.22		$2.81		$7.28		$5.55

Note: The tax impacts in the table above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2021 Outlook

Moody’s updated outlook for 2021 reflects numerous assumptions about many factors that could affect its business based on information reviewed by management through and as of today’s date, including observations and assumptions regarding the impact of COVID-19, the responses to the pandemic by governments, regulators, businesses and individuals, as well as the effects on interest rates, foreign currency exchange rates, capital markets’ liquidity and activity in different sectors of the debt markets. The outlook also reflects assumptions about both general economic conditions and GDP growth in the U.S. and Euro area, as well as the company’s own operations and personnel. The outlook as of July 28, 2021 incorporates various macroeconomic assumptions including: (a) full year 2021 U.S. and Euro area GDPs to expand by approximately 6% - 7% and 4% - 5%, respectively; (b) U.S. high yield interest rate spreads to remain below the historical average of approximately 500 bps; (c) U.S. unemployment to decline to under 5%; and (d) the global high yield default rate to fall below 2% by the end of 2021. Moody's ratings revenue guidance now assumes MIS's full year global rated issuance increases in the low-single-digit percent range. While the duration and severity of the COVID-19 crisis are unknown, the company has operated effectively to date and Moody’s outlook assumes that the company continues to not experience any material negative impact on its ability to conduct its operations as a result of COVID-19. The implications of COVID-19 or other situations or developments could affect these and many other factors that also could cause actual results to differ materially from Moody’s outlook. These assumptions are subject to uncertainty, and actual full year 2021 results could differ materially from Moody’s current outlook. In addition, Moody’s guidance assumes foreign currency translation. Specifically, our forecast reflects exchange rates for the British pound (£) of $1.38 to £1 and for the euro (€) of $1.19 to €1 for the remainder of the year.

Full Year 2021 Moody's Corporation Guidance as of July 28, 2021
MOODY'S CORPORATION	Current guidance	Last publicly disclosed guidance
Revenue	increase in the low-double-digit percent range	increase in the high-single-digit percent range
Operating expenses	increase in the mid-single-digit percent range	NC
Operating margin	approximately 47%	approximately 46%
Adjusted Operating Margin(1)	approximately 51%	approximately 50%
Interest expense, net	$160 - $180 million	NC
Effective tax rate	20% - 22%	NC
Diluted EPS	$10.95 to $11.25	$10.40 to $10.70
Adjusted Diluted EPS(1)	$11.55 to $11.85	$11.00 to $11.30
Operating cash flow	$2.3 to $2.4 billion	$2.2 to $2.3 billion
Free Cash Flow(1)	$2.2 to $2.3 billion	$2.1 to $2.2 billion
Share repurchases	approximately $1.5 billion (subject to available cash, market conditions and other ongoing capital allocation decisions)	NC
Moody's Investors Service (MIS)	Current guidance	Last publicly disclosed guidance
MIS global revenue	increase in the high-single-digit percent range	increase in mid-single-digit percent range
MIS Adjusted Operating Margin(1)	approximately 61%	NC
Moody's Analytics (MA)	Current guidance	Last publicly disclosed guidance
MA global revenue	increase in the low-double-digit percent range	NC
MA Adjusted Operating Margin(1)	30% to 31%	approximately 30%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of July 28, 2021. All last publicly disclosed guidance is as of April 28, 2021.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.

Table 12 - 2021 Outlook Continued

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2021
Operating margin guidance	Approximately 47%
Depreciation and amortization	Approximately 4%
Restructuring	Negligible
Adjusted Operating Margin guidance	Approximately 51%

Projected for the Year Ended December 31, 2021
Operating cash flow guidance	$2.3 to $2.4 billion
Less: Capital expenditures	Approximately $100 million
Free Cash Flow guidance	$2.2 to $2.3 billion

Projected for the Year Ended December 31, 2021
Diluted EPS guidance	$10.95 to $11.25
Acquisition-Related Intangible Amortization	Approximately $0.60
Restructuring	Negligible
Adjusted Diluted EPS guidance	$11.55 to $11.85

Contacts

SHIVANI KAK
Investor Relations
212.553.0298
shivani.kak@moodys.com

MICHAEL ADLER
Corporate Communications
212.553.4667
michael.adler@moodys.com

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